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EXHIBIT 10.11

DIRECTOR SUPPLEMENTAL RETIREMENT PLAN

AGREEMENT

           THIS AGREEMENT is made and entered into this                        day of                                    , 2005, by and between Citizens Trust Bank, a bank organized and existing under the laws of the State of Georgia (hereinafter referred to as the "Bank"), and                                    , a member of the Board of Directors of the Bank (hereinafter referred to as the "Director").

           WHEREAS, the Director is now serving on the Board of the Bank (hereinafter referred to as the "Board") and has for many years faithfully served the Bank. It is the consensus of the Board of Directors that the Director's services have been of exceptional merit, in excess of the compensation. paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Director's experience, knowledge of corporate affairs, reputation and industry contacts are of such value, and the Director's continued services so essential to the Bank's future growth and profits, that it would suffer severe financial loss should the Director terminate his/her service on the Board;

           ACCORDINGLY, the Board has adopted the Citizens Trust Bank Director Supplemental Retirement Plan (hereinafter referred to as the "Director Plan") and it is the desire of the Bank and the Director to enter into this Agreement under which the Bank will agree to make certain payments to the Director upon the Director's retirement and to the Director's beneficiary(ies) in the event of the Director's death pursuant to the Director Plan;

           FURTHERMORE, it is the intent of the parties hereto that this Director Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Director, and to be considered a non-qualified benefit plan for purposes of—the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Director is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan; and

           THEREFORE, in consideration of services the Director has performed in the past and those to be performed in the future, and based upon the mutual promises and covenants herein contained, the Bank and the Director agree as follows:

I.        DEFINITIONS

  A.
  Effective Date:

      The Effective Date of the Director Plan shall be December 22, 2004.

  B.
  Plan Year.

      Any reference to the "Plan Year" shall mean a calendar year from January 1st to December 31st. In the year of implementation, the term "Plan Year" shall mean the period from the Effective Date to December 31st of the year of the Effective Date.

  C.
  Retirement Date:

      Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Director reaches age sixty-five (65) or such later date as the Director may actually retire.

  D.
  Termination of Service:

      Termination of Service shall mean the Director's voluntary resignation from service on the Board or failure to be re-elected to the Board, prior to the Normal Retirement Age (Subparagraph I [J]).

  E.
  Pre-Retirement Account:

      A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Director. Prior to the Director's Retirement Date (Subparagraph I [C]), such liability reserve account shall be increased or decreased each Plan Year (including the Plan Year in which the Director ceases to serve on the Board) by an amount equal to the annual earnings or loss for that Plan Year determined by the Index (Subparagraph I [G] hereinafter), less the Cost of Funds Expense for that Plan Year Subparagraph I [HJ hereinafter).

  F.
  Index Retirement Benefit:

      The Index Retirement Benefit for each Director in the Director Plan for each Plan Year shall be equal to the excess (if any) of the Index (Subparagraph I [G]) for that Plan Year over the Cost of Funds Expense (Subparagraph I [H]) for that Plan Year.

  G.
  Index:

      The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contract(s) described hereinbelow as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the Effective Date of the Director Plan.

Insurance Company:	Massachusetts Mutual Life Insurance Company
Policy Form:	Flexible Premium Adjustable Life
Policy Name:	Strategic Life Executive
Insured's Age and Sex:
Riders:	None
Ratings:	None
Option:	Level
Face Amount:
Premiums Paid:
Number of Premium Payments:	Single
Assumed Purchase Date:

      If such contracts of life insurance are actually purchased by the Bank, then the actual policies as of the dates they were actually purchased shall be used in calculations under this Director Plan. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above-described policies were purchased, or. had not subsequently surrendered or lapsed. Said illustrations shall be received from the respective insurance companies and will indicate the increase in policy values for purposes of calculating the amount of the Index.

      In either case, references to the life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Director and the Director's beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Director Plan than that of an unsecured creditor of the Bank.

  H.
  Cost of Funds Expense:

      The Cost of Funds Expense for any Plan Year shall be calculated by taking the sum of the amount of premiums set forth in the Indexed policy described above plus the amount of any after-tax benefits paid to any Director pursuant to the Plan (Paragraph II hereinafter) plus the amount of all previous years after-tax Costs of Funds Expense, and multiplying that sum by the average after-tax cost of funds as calculated using the Bank's third quarter Call Report for the Plan Year as filed with the Federal Reserve.

  I.
  Change of Control:

      Change of Control shall be defined as follows:

    a.
    the acquisition of more than fifty percent (50%) of the value or voting power of the Bank's stock by a person or group;

    b.
    the acquisition in a period of twelve months or less of at least thirty-five percent (35%) of the Bank's stock by a person or group;

    c.
    the replacement of a majority of the Bank's board in a period of twelve months or less by Directors who were not endorsed by a majority of the current board members; or

    d.
    the acquisition in a period of twelve months or less of forty percent (40%) or more of the Bank's assets by an unrelated entity.

      For the purposes of this Director Plan, transfers on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control.

  J.
  Normal Retirement Age.,

      Normal Retirement Age shall mean the date on which the Director attains age sixty-five (65).

II.       INDEX BENEFITS

  A.
  Retirement Benefits:

      Subject to Subparagraph II (D) hereinafter, a Director who remains on the Board until the Normal Retirement Age (Subparagraph I [J]) shall be entitled to receive the balance in- the Pre-Retirement Account in ten (10) equal annual installments commencing thirty (30) days following the Director's retirement. In addition to these payments and commencing in conjunction therewith, the Index Retirement Benefit (Subparagraph I [F]) for each Plan Year subsequent to the Director's retirement, and including the remaining portion of the Plan Year in which the Director retires, shall be paid to. the Director until the Director's death and continue after the Director's death to the Director's beneficiary(ies) as set forth in Subparagraph 11(C) hereinafter.

  B.
  Termination of Service:

      Subject to Subparagraph II (D) hereinafter, should a Director suffer a Termination of Service (defined in Subparagraph I [D]), the Director shall be entitled to receive the appropriate percentage times the number of full years of service on the board of the Bank from the date of this plan implementation (to a maximum of 100%) from the following table, times the balance in the Pre-Retirement Account, paid over ten (10) years in equal annual installments commencing at the Director's Retirement Date (Subparagraph I [C]). In addition to these payments, the same appropriate percentage (to a maximum of 100%) times the number of full years of service on the board of the Bank from the date of this plan implementation as referred to above, times the Index Retirement Benefit for each Plan Year shall be paid to the Director until the Director's death and continue after the Director's death to the Director's beneficiary(ies) as set forth in Subparagraph II (C) hereinafter.

Total Years of Service with the Bank	Vested (to a maximum of 100%)
0 - 5	0%
6 - 10	25%
11 - 15	50%
16 - 20	75%
21	100%
  C.
  Death:

      Should the Director die prior to having received the full balance of the Pre-Retirement Account, the unpaid balance of the Pre-Retirement Account shall be immediately paid in a lump sum to the beneficiary selected by the Director and filed with the Bank. Said payment due hereunder shall be made the fast day of the second month following the decease of the Director.

      In the absence of or a failure to designate a beneficiary, the amounts described herein shall be paid to the personal representative of the Director's estate.

  D.
  Discharge for Cause:

      Should the Director be discharged for cause at any time prior to his Retirement Date, all Benefits under this Agreement (Subparagraphs II [A], [B] or [C]) shall be forfeited. The term "for cause" shall mean gross negligence or gross neglect or the commission of a felony or gross misdemeanor involving fraud, dishonesty or willful violation of any law that result in any adverse effect on the bank. If a dispute arises as to discharge "for cause", such dispute shall be resolved by arbitration as set forth in this Agreement.

  E.
  Death Benefit:

      Except as set forth above, there is no death benefit provided under this Agreement.

  F.
  Disability:

      Should the Director suffer a Termination of Service because of a disability, as defined hereinbelow, he shall immediately become one hundred percent (100%) vested and shall immediately begin receiving the retirement benefit described in Subparagraph II (A), without regard to Normal Retirement Age (Subparagraph I [J]). Disability shall be defined as the Director not being able to attend at least seventy percent (70%) of the meetings of the Board of Directors due to a physician certified disability condition. If there is a dispute regarding whether the Director is disabled, such dispute shall be resolved by a physician selected by the Bank and such resolution shall be binding upon all parties to this Agreement. If there is a dispute regarding whether the Director is disabled, such dispute shall be resolved by a physician mutually selected by the Bank and the Director and such resolution shall be binding upon all parties to this Agreement.

III.     DEFERRAL BENEFITS

  A.
  Deferral Election:

      Any Director wishing to defer any portion or all of his director fees may elect to defer up to one hundred percent (10090) each year for a maximum of five (5) years. At the end of the five (5) year period the Board of Directors shall have the option of extending the deferral period for any amount of time it shall deem to be appropriate. The Director will make the election to defer by filing with the Bank a written statement setting forth the amount of the deferrals. This statement must be filed in the calendar year prior to having earned the deferred income. In the case of the first year in which a participant becomes eligible to participate, the election to defer fees and compensation may only be made for fees and compensation not yet earned as of the. date of said election, if the election is made within thirty (30) days of the participant becoming eligible for the Plan. At any other time, the election to defer fees and compensation must be made no later than the close of the preceding taxable year. Signed written statements filed under this section, unless modified or revoked, shall be valid for all succeeding years. Any modification or revocation of the Deferral section of the Election Form as elected by the participant in the signed written statement must be in writing at least twelve (12) months prior to the date of the first scheduled payment and shall not be effective earlier than twelve (12) months after the modification is made. Additionally, such modification may extend the deferral period for a period of at least five (5) additional years from the date the distribution was scheduled to begin.

  B.
  Deferred Compensation Account:

      The Bank shall establish a Deferred Compensation Account in the name of the Director and credit that account with the deferrals. The Bank shall also credit interest to the Deferred Compensation Account balance on December 31st of each year. The interest rate credited shall be one hundred percent (100%) of the one year treasury rate as of the crediting date to a: minimum of six percent (6%).

  C.
  Retirement, Termination of Service or Death:

      Upon the Director's Retirement Date or Termination of Service from the Board (Subparagraphs I (C) and (D) hereinabove), the balance of the Director's Deferred Compensation Account shall be payable, thirty (30) days following said event, as elected by the Director. The Director shall be entitled to make a one (1) time election of his deferral distribution payment within thirty (30) days of executing this Agreement. Should the Director fail to make said payment election, then the Director shall be paid in ten (10) equal annual installments as set forth herein. Should the Director die while there is a balance in the Director's Deferred Compensation Account, such balance shall be paid pursuant to Subparagraph II (C) hereinabove.

IV.      RESTRICTIONS UPON FUNDING

  The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Director Plan. The Directors, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

  The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Director Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Director Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Director be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank.

  If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director, shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

V.        CHANGE OF CONTROL

  Upon a Change of Control (Subparagraph I [I]), if the Director subsequently suffers a Termination of Service (Subparagraph I. [D]), then the Director shall receive the benefits promised in this Director Plan upon attaining Normal Retirement Age, as if the Director had been continuously serving the Bank until the Director's Normal Retirement Age. The Director will also remain eligible for all promised death benefits in this Director Plan. In addition, no sale, merger, or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Director Plan and agrees to abide by its terms.

VI.      MISCELLANEOUS

  A.
  Alienability and Assignment Prohibition:

      Neither the Director, nor the Director's surviving spouse, nor any other beneficiary(ies) under this Director Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or the Director's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

  B.
  Binding Obligation of the Bank and My Successor in Interest:

      The Bank shall not merge or consolidate into or with another bank or sell substantially all of its -assets to another bank, firm or person until such bank, firm or person expressly agree, in writing, to assume and discharge the duties and obligations of the Bank under this Director Plan. This Director Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

  C.
  Amendment or Revocation:

      Subject to Paragraph VIII, it is agreed by and between the parties hereto that, during the lifetime of the Director, this Director Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Director and the Bank.

  D.
  Gender:

      Whenever. in this Director Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

  E.
  Effect on Other Bank Benefit Plans:

      Nothing contained in this Director Plan shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

  F.
  Headings:

      Headings and subheadings in this Director Plan are inserted for reference and convenience only and shall not be deemed a part of this Director Plan.

  G.
  Applicable Law:

      The validity and interpretation of this Agreement shall be governed by the laws of the State of Georgia.

  H.
  12 U.S.C. § 1828(k):

      Any payments made to the Director pursuant to this Director Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) or any regulations promulgated thereunder.

  I
  Partial Invalidity:

      If any term, provision, covenant, or condition of this Director Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Director Plan shall remain in full force and effect notwithstanding such partial invalidity.

  J.
  Continuation as Director:

      Neither this Agreement nor the payment of any benefits thereunder shall be construed as giving to the Director any right to be retained as a member of the Board of Directors of the Bank.

VII.    ERISA PROVISION

  A.
  Named Fiduciary and Plan Administrator:

      The "Named Fiduciary and Plan Administrator" of this Director Plan shall be Citizens Trust Bank. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Director Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Director Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

  B.
  Claims Procedure and Arbitration:

      In the event a dispute arises over benefits under this Director Plan and benefits are not paid to the Director (or to the Director's beneficiary(ies) in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan

      Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Director Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

      If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the fist claim denial. Claimants may review this Director Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

      If claimants continue to dispute the benefit denial based upon completed performance of this Director Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Bank and the claimants. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination.

      Where a dispute arises as to the Bank's discharge of the Director "for cause," such dispute shall likewise be submitted to arbitration as above described and the parries hereto agree to be bound by the decision thereunder.*

VIII.   TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

  The Bank is entering—into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Director Plan, then the Bank reserves—the right to terminate or modify this Agreement accordingly. Upon a Change of Control (Subparagraph I [1]), this paragraph shall become null and void effective immediately upon said Change of Control.

           IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

CITIZENS TRUST BANK Atlanta, Georgia

Witness	(Bank Officer other than insured) Title

Witness

JOINT BENEFICIARY DESIGNATION

AGREEMENT

Insurer:	Massachusetts Mutual Life Insurance Company
Policy Number:
Bank:	Citizens Trust Bank
Insured:
Relationship of Insured to Bank:	Director

The respective rights and duties of the Bank and the Insured in the above-referenced policy shall be pursuant to the terms set forth below:

I.         DEFINITIONS

    Refer to the policy contract for the definition of any terms in this Agreement that are not defined herein. If the definition of a term in the policy is inconsistent with the definition of a term in this Agreement, then the definition of the term as set forth in this Agreement shall supersede and replace the definition of the terms as set forth in the policy.

II.        POLICY TIME AND OWNERSHIP

    Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Joint Beneficiary Designation policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.      BENEFICIARY DESIGNATION RIGHTS

    The. Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.        PREMIUM PAYMENT METHOD

    Subject to the Bank's absolute right to surrender or terminate the policy at any time and for any reason, the Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V..        TAXABLE BENEFIT

    Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income each year on Form 1099 or its equivalent.

1

VI.       DIVISION OF DEATH PROCEEDS

    Subject to Paragraphs VII and IX herein, the division of the death proceeds of the policy is as follows:

  A.
  Should the Insured be serving on the Board of the Bank, retired or terminated due to disability at the time of death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

  B.
  Should the Insured not be serving on the Board of the Bank at the time of death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the percentage as set forth hereinbelow of the proceeds described in Subparagraph VI (A) above that corresponds to the number of full years the Insured has been employed by the Bank from the date of first service on the Board of the Bank:

Total Full Years of Service with the Bank	Vested (to a maximum of 100%)
0 - 5	0%
6 - 10	25%
11 - 15	50%
16 - 20	75%
21	100%
  C.
  The Bank shall be entitled to the remainder of such proceeds.

  D.
  The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII.     DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

    The Bank shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII.    RIGHTS OF PARTIES WHERE POLICY ENDOWMENT 'OR ANNUITY ELECTION EXISTS

    In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

IX.       TERMINATION OF AGREEMENT

  A.
  This Agreement shall terminate upon the occurrence of any one of the following:

    1.
    The Insured shall leave the service on the Board of the Bank (voluntarily or involuntarily) prior to five (5) full years of service on the Board of the Bank from the date of first service on the Board of the Bank; or

2

      2.
      The Insured shall be discharged from service on the Board of the Bank for cause. The term "for cause" shall mean gross negligence or gross neglect or he commission of a felony or gross misdemeanor involving fraud, dishonesty; or willful violation of any law that result in any adverse effect on the bank; or

      3.
      Surrender, lapse, or other termination of the Policy by the Bank, and subject to the Insured's option as set forth hereinbelow.

  B.
  Upon such termination of this Agreement but prior to the termination of the policy by the Bank, the Insured (or assignee) shall have a fifteen (15) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of

    1.
    The Bank's share of the cash value of the policy on the date of such assignment, as defined in this Agreement; or

    2.
    The amount of the premiums that have been paid by the Bank prior to the date of such assignment.

  C.
  If, within said fifteen (15) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate and the Insured (or assignee) agrees that. all of the insured's rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

  D.
  The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured's option to receive an absolute assignment of the policy as set forth herein.

  E.
  Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

X.        INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

    The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XI.       AGREEMENT BINDING UPON THE PARTIES

    This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

VIII.    ADMINISTRATIVE AND CLAIMS PROVISIONS

    The following provisions are part of this Agreement. and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"):

  A.
  Named Fiduciary and Plan Administrator:

      The "Named Fiduciary and Plan Administrator" of this Joint Beneficiary Designation Agreement shall be Citizens Trust Bank. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

3

  B.
  Basis of Payment of Benefits:

      Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

  C.
  Claim Procedures:

      Claim forms or claim information as to 'the subject policy can be obtained by contacting Ben-nark, Inc. (800-544-6079). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer—or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued in accordance with the terms of this Agreement.

      In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making an inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XIII.    GENDER

    Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XIV.     INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

    The Insurer shall not be deemed a parry to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer from any and all liability.

XV.      CHANGE OF CONTROL

    Change of Control shall be defined as follows:

  a.
  the acquisition of more than fifty percent (50%) of the value or voting power of the Bank's stock by a person or group;

  b.
  the acquisition in a period of twelve months or less of at least thirty-five percent (35%) of the Bank's stock by a person or group;

  c.
  the replacement of a majority of the Bank's board in a period of twelve. months or less by Directors who were not endorsed by a majority of the current board members; or

  d.
  the acquisition in a period of twelve months or less of forty percent (40%) or more of the Bank's assets by an unrelated entity.

    For the purposes of this Agreement, transfers on account of death or gifts, transfers between family members, or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control. Upon a Change of

4

    Control, if the Insured's service on the Board of the Bank is subsequently terminated, except for cause, then the Insured shall be one hundred percent (10096) vested in the benefits promised in this Agreement and, therefore, upon the death of the Insured, the Insured's beneficiary(ies) (designated in accordance with Paragraph III) shall receive the death benefit provided herein as if the Insured had died while employed by the Bank (see Subparagraph VI [A]).

XVI.    AMENDMENT OR REVOCATION, AND EXCHANGE OF POLICY

    Subject to the Bank's absolute right to —surrender or terminate the policy at any time and for any reason, it is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the -Bank. 'The Bank may, however, unilaterally and without the consent of the Insured, exchange any life insurance policy(ies) that are the subject matter of this Agreement, with or without replacing said policy(ies) and, in the event of a same or similar exchange, the Insured expressly agrees to the same.

XVII.   EFFECTIVE DATE

    The Effective Date of this Agreement shall be December 22, 2004.

XVIII. SEVERABILITY AND INTERPRETATION

    If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

XIX.    TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

    The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Joint Beneficiary Designation Agreement, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change of Control (Paragraph XV), this paragraph shall become null and void effective immediately upon said Change of Control.

XX.     APPLICABLE LAW

    The laws of the State of Georgia shall govern the validity and interpretation of this Agreement.

Executed at Atlanta, Georgia this                        day of                                    , 2005

CITIZENS TRUST BANK Atlanta, Georgia

Witness	(Bank Officer other than insured) Title

Witness

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  EXHIBIT 10.11